Exhibit 5.1

NLS Pharmaceutics Ltd The Circle 6 8058 Zurich Switzerland

Wenger Vieli Ltd.

Dufourstrasse 56

P.O. Box

8034 Zurich

Andreas Hünerwadel *

Dr. iur. | LL.M. | Attorney at law

Partner

+41 58 958 55 11

a.huenerwadel@
wengervieli.ch

Pascal Honold *

lic. iur. | LL.M. | Attorney at law

Partner

+41 58 958 55 44

p.honold@
wengervieli.ch

CHE-100.791.342 MWST

AHN / PHO
NLS Pharmaceutics Ltd – Registration Statement on Form F-1	29 May 2024

Ladies and Gentlemen,

We have acted as special Swiss counsel to NLS Pharmaceutics Ltd, a stock corporation incorporated under the laws of Switzerland (the “Company”), in connection with the filing of an F-1 Registration Statement filed on or around the date hereof (the “Registration Statement”), including the prospectus set forth therein, with the United States Securities and Exchange Commission (the “SEC”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), the resale from time to time by the Selling Shareholders (as defined in the Registration Statement) of up to 3’500’000 of its common shares, par value CHF 0.02 per share, issuable and to be created upon the exercise of warrants pursuant to the terms of a securities purchase agreement, dated 20 March 2024, by and among the Company and the Selling Shareholders (the “Common Warrant Shares”). As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

*	Registered in the Bar Register of the Canton of Zurich

I.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For purposes of this opinion we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Documents (as defined hereafter), and we express no opinion as to the accuracy of representations and warranties of facts set out in the Documents or the factual background assumed therein.

For purposes of this opinion, we have only reviewed originals or copies of the following documents (collectively the “Documents”):

1.	an electronic copy of an excerpt from the share and uncertificated securities ledger and register of beneficial owners of the Company dated 15 February 2023;

2.	an electronic copy of the notarized resolutions of the Company’s board of directors dated 17 January 2024 regarding the implementation of the capital increase out of a capital band (Feststellungsbeschluss) for the issuance of 3’891’469 common shares (the “Treasury Shares 1”) and the corresponding amendments to the articles of association of the Company;

3.	an electronic copy of the articles of association of the Company dated 17 January 2024 as filed with the Commercial Register of the Canton of Zurich with the updated share capital due to the issuance of 3’891’469 common shares, as filed with the Commercial Register of the Canton of Zurich (the “Articles 1”);

4.	an electronic copy of the notarized resolutions of the Company’s board of directors dated 9 April 2024 regarding the implementation of the capital increase out of a capital band (Feststellungsbeschluss) for the issuance of 3’821’969 common shares (the “Treasury Shares 2”; Treasury Shares 1 and Treasury Shares 2 hereafter together the “Treasury Shares”) and the corresponding amendments to the Articles 1);

5.	an electronic copy of the articles of association of the Company dated 9 April 2024 as filed with the Commercial Register of the Canton of Zurich with the updated share capital due to the issuance of 3’821’969 common shares, as filed with the Commercial Register of the Canton of Zurich (the “Articles 2”);

6.	an electronic copy of an excerpt from the share and uncertificated securities ledger and register of beneficial owners of the Company dated 12 April 2024;

7.	an electronic copy of the certified excerpt from the commercial registry of the Canton of Zurich in respect of the Company dated 30 April 2024; and

8.	an electronic copy of the excerpt of the electronic publication in the SHAB (Swiss Official Gazette of Commerce) in respect of the Company dated 12 April 2024.

No documents, other than the Documents, have been reviewed by us in connection with this opinion. Accordingly, we shall limit our opinion to the Documents and their legal implications under Swiss law.

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II.	Assumptions

In rendering the opinion below, we assumed:

a)	no laws (other than those of Switzerland) affect any of the conclusions stated in this opinion;

b)	the shareholders’ meeting of the Company will have duly resolved the increase in conditional (bedingtes Aktienkapital) in such amount to cover the Common Warrant Shares to be issued from conditional (bedingtes Aktienkapital) within the limits of Swiss corporate law and the corresponding amendments to the Articles 2 have been filed with the Commercial Register of the Canton of Zurich (or such other competent commercial register);

c)	the board of directors of the Company will have in respect of the Common Warrant Shares, validly excluded the pre-emptive rights of the existing shareholders for purposes of offering and selling the Common Warrant Shares;

d)	the genuineness of all signatures;

e)	the completeness of and conformity to the originals of all Documents submitted to us as copies; and

f)	to the extent relevant for purposes of this opinion, that all factual information contained in, or material statements given in connection with, the Documents are true, complete and accurate.

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III.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that:

a)	The Common Warrant Shares, to the extent provided by means of Treasury Shares, are validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Common Warrant Shares).

b)	The Common Warrant Shares issued from conditional share capital (bedingtes Aktienkapital), will be validly issued, fully paid-in (up to their nominal amount) and non-assessable (which term means when used herein that no further contributions have to be made by the holders of the Common Warrant Shares) if prior to the issuance of any Common Warrant Shares, (a) the exercise notice(s) to subscribe for such Common Warrant Shares will have been validly issued and properly delivered to the Company, and (b) such Common Warrant Shares will be fully paid-in on a bank account of a Swiss licensed bank in Switzerland as to their exercise price of at least nominal value.

IV.	Qualifications

This opinion is subject to the following qualifications:

a)	This opinion is limited to matters of Swiss law as in force on the date hereof and as applied and construed by the courts of Switzerland.

b)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, this opinion does not cover any matter relating to Swiss or foreign taxes. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

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In this opinion, Swiss legal concepts are expressed in English terms and not in their original Swiss language. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This opinion may, therefore, only be relied upon under the express condition that any issues of interpretation or liability arising hereunder will be governed by Swiss law and that any dispute arising out of or in connection with this opinion shall be subject to the exclusive jurisdiction of Zurich 1, Switzerland.

This opinion is given as of the date hereof. We have no responsibility to notify you of changes of law or facts affecting the opinions expressed herein that occur or come to our attention after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

Wenger Vieli Ltd.

/s/ Dr. Andreas Hünerwadel	/s/ Pascal Honold
Dr. Andreas Hünerwadel	Pascal Honold

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